Exhibit 5.1
[Letterhead of Wilson Sonsini Goodrich & Rosati, P.C.]
November 1, 2007
Harmonic Inc.
549 Baltic Way
Sunnyvale, California 94089
Ladies and Gentlemen:
     You have requested our opinion with respect to certain matters in connection with the sale by Harmonic Inc. (the “Company”), of up to 12,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), including up to 1,875,000 shares that may be sold pursuant to the exercise of an overallotment option, pursuant to the Registration Statement on Form S-3 (No. 333-123823), as declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on April 22, 2005 (the “Registration Statement”), the prospectus included therein (the “Prospectus”), and the related prospectus supplement, dated as of October 31, 2007 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424 under the Act. All of the Shares are to be sold by the Company as described in the Registration Statement, the related Prospectus and Prospectus Supplement, pursuant to a Purchase Agreement, dated October 31, 2007, by and between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the underwriters named in Schedule A thereto (the “Purchase Agreement”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Purchase Agreement and as described in the Registration Statement, the Prospectus and Prospectus Supplement, will be validly issued, fully paid and non-assessable.
     We consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K, to be filed November 1, 2007, for incorporation by reference into the Registration Statement, the Prospectus and the Prospectus Supplement.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.